UNITED STATES
SECURITIES & EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Charter Financial Corporation
(Name of Registrant as Specified In Its Charter)

______________________________________________________________
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January 18, 2011

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Charter Financial Corporation.  The meeting will be held at the CharterBank Corporate Center located at 1233 O.G. Skinner Drive, West Point, Georgia on Wednesday, February 22, 2012 at 10:00 a.m., Eastern time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Officers of the Company, as well as a representative of Dixon Hughes Goodman LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely, Robert L. Johnson President and Chief Executive Officer

1233 O.G. Skinner Drive
West Point, Georgia  31833
706) 645-1391
______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
______________________

TIME AND DATE	10:00 a.m., Eastern time, on Wednesday, February 22, 2012

PLACE	The CharterBank Corporate Center, 1233 O.G. Skinner Drive, West Point, Georgia

ITEMS OF BUSINESS
(1) To elect two directors to serve for a term of three years.

(2) To ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for fiscal year 2012.

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a shareholder at the close of business on December 30, 2011.

It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning the proxy card or voting instruction card sent to you.  Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement.  You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

William C. Gladden Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on February 22, 2012: This Proxy Statement and our 2011 Annual Report can be found in the  can be found at www.chfnir.com.

Charter Financial Corporation

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Charter Financial Corporation (the “Company” or “Charter Financial”) to be used at the annual meeting of shareholders of the Company.  The Company is the holding company for CharterBank (the “Bank”).  The annual meeting will be held at the CharterBank Corporate Center, 1233 O.G. Skinner Drive, West Point, Georgia on Wednesday, February 22, 2012 at 10:00 a.m., Eastern time.  This proxy statement and the enclosed proxy card are being mailed to shareholders of record on or about January 18, 2012.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on December 30, 2011 or if you are a participant in the Company’s employee stock ownership plan (“ESOP”) or 401(k) Plan that had shares allocated to your account on December 30, 2011.  If your shares are held through a broker, bank or similar holder of record, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or other holder of record.  As the beneficial owner, you have the right to direct your broker or other holder of record how to vote by filling out a voting instruction form that accompanies these proxy materials.  Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet.  Please see the voting instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.

Current and former employees who participate in the ESOP will receive a vote authorization form for the ESOP that reflects all shares such persons may direct the trustees to vote on their behalf under the plan.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Charter Financial Corporation common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to the ESOP trustee’s fiduciary duties.

As of the close of business on December 30, 2011, there were 18,430,063 shares of Company common stock outstanding, including 11,457,924 shares of common stock held by First Charter, MHC, the mutual holding company for CharterBank.  Each share of common stock has one vote.

Attending the Meeting

If you were a shareholder as of the close of business on December 30, 2011, you may attend the meeting.  However, if your shares of Company common stock are held in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other holder of record who holds your shares.

Quorum and Vote Required for Proposals

Quorum.  A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business.

Votes Required for Proposals. At this year’s annual meeting, shareholders will elect two directors to serve for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to both nominees, or withhold votes as to either nominee. There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for fiscal 2012, the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote on the proposal is required.

Broker Non-Votes.  If you do not provide your broker or other record holder with voting instructions on certain non-routine matters (e.g., the election of directors), your broker will not have discretion to vote your shares on these matters. A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because you did not provide voting instructions on these matters. In the case of a routine matter (e.g., the ratification of the independent auditors), your broker or other holder of record is permitted to vote your shares in the record holder’s discretion if you do not provide voting instructions.

How Votes Are Counted. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum.   In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.   In counting votes on the proposal to ratify the selection of the independent registered public accountants, abstentions will have the same effect as a vote against the proposal.

Vote by First Charter, MHC.  Because First Charter, MHC owns more than 50% of the Company’s outstanding common stock, the votes that First Charter, MHC casts will ensure the presence of a quorum and will control the outcome of the vote on all proposals.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote:

•	for each of the nominees for director; and
•	for ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm;

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned for less than 30 days, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy.  The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations.  As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees.  The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest.  Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct.  A copy of the Code of Ethics and Business Conduct can be found in the “About Us—Corporate Investor Relations—Governance Documents” section of our website, www.charterbank.net.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters.  These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.  The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

In addition, we have adopted a Code of Ethics for Senior Officers that is applicable to our senior financial officers, including our principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions.  A copy of the Code of Ethics for Senior Officers can be found in the “About Us—Corporate Investor Relations—Governance Documents” section of our website, www.charterbank.net.

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees.  During fiscal 2011, the Board of Directors held 12 meetings.  All directors attended at least 75% of the total meetings of the Board of Directors and the Board committees on which such directors served.

Board Leadership Structure

The Board of Directors combines the position of Chairman of the Board with the position of Chief Executive Officer.  The Board of Directors believes this structure provides an efficient and effective leadership model for the Company. Combining the Chairman of the Board and Chief Executive Officer positions fosters clear accountability, effective decision-making, and alignment on corporate strategy.  The Board of Directors believes its administration of its risk oversight function is not adversely affected by the Board’s leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices to enhance its independence, including holding executive sessions of the independent directors after Board meetings, as needed.  In addition, the Personnel & Compensation Committee, comprised solely of independent directors, conducts performance evaluations of the Chairman of the Board and Chief Executive Officer. The Board, in conjunction with the Nominating & Corporate Governance Committee, which is comprised solely of independent directors, regularly reviews the Board’s leadership structure.  As part of this review, the Board has considered appointing a lead independent director to lead executive sessions of the Board, and may create such a position in the future if the Board determines that it would further strengthen the Company’s corporate governance structure.

Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from the Company’s Chief Risk Officer and other members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The Board of Directors (or the appropriate Board committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the Chief Risk Officer or other appropriate “risk owner” within the organization, which enables the Board or the appropriate Board committee to identify, mitigate and monitor the material business risks of the Company.  When a committee is charged with management of a particular risk, the Chairman of the committee reports risk-related matters addressed by the committee at the next meeting of the full Board of Directors. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Committees of the Board of Directors

The following table identifies the members of our standing Audit, Nominating & Corporate Governance and Personnel & Compensation Committees as of January 6, 2011.  Each committee operates under a written charter available in the “About Us—Corporate Investor Relations—Governance Documents” section of the Company’s website, www.charterbank.net.

Director	Audit Committee	Personnel & Compensation Committee	Nominating & Corporate Governance Committee
David Z. Cauble, III	X*	X	X*
Jane W. Darden	X	X
Thomas M. Lane	X	X*
Edward D. Smith		X	X
David L. Strobel			X
Number of Meetings in fiscal 2011	6	2	1

* Denotes Chairperson.

Audit Committee.  The committee oversees and monitors the Company’s financial reporting process and internal control system, reviews and evaluates the audits performed by the outside independent registered public accounting firm, and reports any substantive issues found during the audits to the Board of Directors.  The committee is directly responsible for the appointment, compensation and oversight of the work of the independent certified public accounting firm.  The committee will also review and approve transactions (other than loans, which are approved by the full Board of Directors) with related parties.  All members of the Audit Committee are independent in accordance with applicable rules of Nasdaq and the Securities and Exchange Commission.  The Board of Directors has designated Thomas M. Lane as an audit committee financial expert under the rules of the Securities and Exchange Commission.  The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement under the heading “Audit Committee Report.”

Personnel & Compensation Committee.  Our Personnel & Compensation Committee (the “Compensation Committee”) is responsible for administering our executive officer compensation program. The Compensation Committee determines salary levels and amounts of incentive compensation for executive officers, administers our 2001 Stock Option Plan and 2001 Recognition and Retention Plan, including approval of grants to executive officers and non-employee directors, and periodically reviews and approves all compensation decisions and programs relating to our executive officers. The Compensation Committee approves the compensation philosophy and objectives of Charter Financial Corporation and CharterBank, and reviews and approves all compensation components of Charter Financial Corporation’s Chief Executive Officer and other executive officers, including base salary, annual incentives, long-term incentives/equity, benefits and other perquisites.  In addition to reviewing competitive market values, the Compensation Committee examines total compensation mix, the pay-for-performance relationship and how elements in the aggregate comprise the executive’s total compensation package.

The Compensation Committee has authority under its charter to engage the services of independent third party advisers, including compensation consultants and legal counsel, to assist it in reviewing and determining executive officer compensation.  The Compensation Committee’s charter requires that it consider all factors required by The Nasdaq Stock Market, Inc. and the Securities and Exchange Commission in selecting an independent third party adviser. All members of the Compensation Committee are independent in accordance with applicable rules of Nasdaq.

Nominating & Corporate Governance Committee.  Pursuant to the Nominating & Corporate Governance Committee charter, the Company’s Nominating & Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines.  The Nominating & Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of shareholders.  The procedures of the Nominating & Corporate Governance Committee required to be disclosed by Securities and Exchange Commission rules are included in this proxy statement under the heading “Nominating & Corporate Governance Committee Procedures.”

Director Attendance at the Annual Meeting

The Board of Directors encourages each director to attend annual meetings of shareholders.  All but two of our directors attended the annual meeting of shareholders in fiscal 2011.

Stock Ownership

The following table provides information as of December 30, 2011, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.  Percentages are based on 18,430,063 shares of Company common stock issued and outstanding as of December 30, 2011.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

First Charter, MHC 1233 O.G. Skinner Dr., West Point, Georgia 31833	11,457,924	62.2%

Jacobs Asset Management, L.L.C. One Fifth Avenue, New York, New York 10003	1,441,423(1)	7.8%

(1)	Based on information contained in a Schedule 13F-HR filed with the U.S. Securities and Exchange Commission on November 14, 2011.

The following table provides information as of December 30, 2011 about the shares of Charter Financial common stock that may be considered to be beneficially owned by each director, named executive officer listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.  Percentages are based on 18,430,063 shares of Company common stock issued and outstanding as of December 30, 2011.

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of All Common Stock Outstanding

Directors and Nominees:
Robert L. Johnson	154,679 (1)	*
David Z. Cauble, III	19,610 (2)	*
Jane W. Darden	30,883 (3)	*
Curti M. Johnson	22,369 (4)	*
Thomas M. Lane	22,081 (5)	*
Edward D. Smith	1,000 (6)	*
David L. Strobel	6,772 (7)	*

Named Executive Officers Other Than Directors:
Curtis R. Kollar	69,572 (8)	*
Lee Washam	72,197 (9)	*

All directors, nominees and executive officers as a group (9 persons)	376,794	2.0%

*	Less than 1%.
(1)
Includes 10,383 shares of unvested restricted stock, 11,136 shares held in the ESOP, 7,865 shares held by Mr. Johnson’s 401(k) account, 22,578 shares held in Mr. Johnson’s Individual Retirement Account, 2,500 shares held in his spouse’s Individual Retirement Account, and 8,126 shares for which Mr. Johnson is custodian.

(2)	Includes 200 shares of unvested restricted stock.
(3)	Includes 200 shares of unvested restricted stock, 5,000 shares held by her spouse and 5,325 shares held in trust for which Ms. Darden is Trustee.
(4)	Includes 1,000 shares for which Mr. Johnson is custodian and 400 shares held by his spouse in an Individual Retirement Account.
(5)	Includes 200 shares of unvested restricted stock and 21,881 shares held jointly with Mr. Lane’s wife.
(6)	All shares are held in Mr. Smith’s 401(k) account.
(7)	Includes 200 shares of unvested restricted stock.
(8)
Includes 6,000 shares of unvested restricted stock, 9,538 shares held in the ESOP, 22,299 shares held by Mr. Kollar’s 401(k) account, 10,270 shares held in Mr. Kollar’s Individual Retirement Account, 10,000 shares held by his spouse’s living trust, and 1,634 shares held in his spouse’s Individual Retirement Account.  Also includes 10,536 shares held directly by Mr. Kollar that are pledged as collateral.

(9)	Includes 10,000 shares of unvested restricted stock, 10,596 shares held in the ESOP, 523 shares held in a 401(k) account and 25,345 shares held in an Individual Retirement Account.

Proposal 1 — Election of Directors

The Board of Directors of Charter Financial is presently composed of seven members.  Pursuant to Charter Financial’s bylaws, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors in each class.  The Board has nominated Jane W. Darden and Thomas M. Lane for election to the Board of Directors to serve for three-year terms and until their respective successors are elected and qualified.  Both nominees for election as director are currently members of the Board of Directors.

All of the directors and nominees are independent under the current listing standards of The Nasdaq Stock Market, Inc., except for Robert L. Johnson, our President and Chief Executive Officer, Curti M. Johnson, our General Counsel and Senior Vice President, who is the brother of Robert L. Johnson, and David L. Strobel.  In determining the independence of directors, the Board of Directors considered the payment of $98,000 to Hutchinson Traylor Insurance during fiscal 2011, of which director Smith is a 50% owner.  CharterBank purchases various insurance products through Hutchinson Traylor Insurance.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below unless other instructions are provided.  If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors.  Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees, directors continuing in office and executive officers that are not also directors is provided below.  Unless otherwise stated, each individual has held his or her current occupation for the last five years.  With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating & Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director.   For information regarding the process for selecting nominees, see “Nominating & Corporate Governance Committee Procedures.”

Name	Position(s) Held With Charter Financial Corporation	Age (1)	Director Since (2)	Current Term Expires

Nominees

Jane W. Darden	Director	61	1988	2012
Thomas M. Lane	Director	57	1996	2012

Directors Continuing in Office

Edward D. Smith	Director	37	2011	2013
Curti M. Johnson	Director, General Counsel and Senior Vice President	52	2007	2013
Robert L. Johnson	President, Chief Executive Officer and Director	58	1986	2014
David Z. Cauble, III	Director	59	1996	2014
David L. Strobel	Director	60	2003	2014

Executive Officers Who Are Not Directors

Curtis R. Kollar	Senior Vice President and Chief Financial Officer	59
Lee Washam	President of CharterBank	50
____________________________________
(1)  As of December 31, 2011.
(2)  Includes service as a director of CharterBank prior to its mutual-to-stock conversion.

Nominees for Election as Directors

The nominees standing for election are:

Jane W. Darden. Ms. Darden is responsible for overall management, including bookkeeping, for family assets which include investments and timberland.  She was formerly employed in the banking field for five years, and has a B.A. in Psychology from Converse College.  Ms. Darden serves on Library Committee, Stewardship Committee, Altar Guild and Meals on Wheels for First United Methodist Church of West Point, Georgia.  As a manager of a variety of different businesses, and with her experience in banking, Ms. Darden provides the Board of Directors with a number of different perspectives and insights.

Thomas M. Lane. Mr. Lane is Chief Financial Officer of Lanier Health Services.  He was the Senior Vice President and Treasurer of WestPoint Home, Inc. and its predecessors from March 2000 until March 2007. He previously served as its Treasurer from 1997 to 1999. Prior to that time, he served as Controller of Budgets and Analysis for WestPoint Pepperell, one of the predecessors of West Point Home, Inc. He had been continuously employed in various financial and accounting positions with WestPoint Home and its predecessor companies since June 1976. Mr. Lane received his B.S. in Business Administration from Auburn University in 1976.  Mr. Lane’s diverse senior management experiences in financial and accounting roles for several large enterprises provide the Board of Directors with perspective on CharterBank’s financial and accounting practices and procedures, financial reporting, as well as Charter Financial’s relationship with its internal and external accounting firms.  In addition, Mr. Lane has been designated as an audit committee financial expert by the Board of Directors.

Directors Continuing in Office

The following directors have terms ending in 2014:

Robert L. Johnson. Mr. Johnson has been the President and Chief Executive Officer of Charter Financial since its inception in 2001, Chief Executive Officer of CharterBank since 1996 and President of CharterBank from 1996 to January 2007. On November 27, 2007, Mr. Johnson was elected Chairman of the Board of Directors upon the retirement of Mr. John W. Johnson, Jr.  Prior to 1996, he served as Financial Analyst, then Senior Vice President and Chief Financial Officer of CharterBank.  He began continuous service with CharterBank in 1984. Mr. Johnson has an undergraduate degree from Vanderbilt University and a Master’s Degree in Business Administration with a concentration in Finance from the University of Alabama. He is a graduate of the University of Texas at Austin Graduate School of Community Bank Management. He also serves on the LaGrange College Board of Trustees and is Chairman of The Charter Foundation. Mr. Johnson also is affiliated with the West Point Rotary Club. Mr. Johnson is the brother of Curti M. Johnson, a director of Charter Financial and General Counsel and a Senior Vice President of CharterBank.  Mr. Johnson provides the Board of Directors with broad perspective on Charter Financial’s strategies, challenges and opportunities as a result of his long affiliation with CharterBank in a variety of senior management roles.

David Z. Cauble, III. Mr. Cauble is self-employed as a food service consultant and investor. He was the Owner and President of Vend-All Company in LaGrange, Georgia, until its sale in 1996. Previously he was Vice President-Sales in his family’s Coca-Cola Bottling business. He is a graduate of Washington & Lee University, serves as Chairman of Cobb Foundation, is a member of Young Presidents’ Organization.  As a manager and owner of several businesses and as an investor, Mr. Cauble provides the Board of Directors with insight concerning the opportunities and risks associated with lending to commercial companies and small businesses.

David L. Strobel. Mr. Strobel has been the Executive Vice President and General Manager of Shannon, Strobel & Weaver Constructors & Engineers, Inc. since 1977. He received his B.S. in Mechanical Engineering from the University of Notre Dame in 1973, and is a Registered Professional Engineer in 18 states. Mr. Strobel served as a member of the Board of Directors of EBA Bancshares and Eagle Bank of Alabama from 1998 until their acquisition by CharterBank in 2003. In February 1999, he assumed the position of chairman of EBA Bancshares. He joined the Board of Directors of CharterBank and Charter Financial in August 2003. Mr. Strobel’s other affiliations include the Auburn City Schools Board of Education and several professional societies.  Mr. Strobel’s experience in managing the operations of a construction and engineering business provides the Board of Directors with general business acumen, and his real estate and construction knowledge and experience and prior service on the board of another financial institution provides the Board of Directors with perspective and experience in CharterBank’s lending operations.

The following directors have terms ending in 2013:

Curti M. Johnson. Mr. Johnson serves as a Senior Vice President and General Counsel of CharterBank.  He is a member of both the Georgia and Alabama Bar Association. Prior to joining CharterBank on a full-time basis on January 3, 2011, Mr. Johnson was a partner in the law firm of Johnson, Caldwell & McCoy in Lanett, Alabama, where he practiced law since 1990. Prior to that time, Mr. Johnson was an associate attorney with Burr & Forman in Birmingham, Alabama, for four years. Mr. Johnson served as a director for Citizens BancGroup, a bank holding company in Valley, Alabama, from 1988 until it was acquired by CharterBank in 1999. He served as Chairman of Citizens BancGroup from 1996 through 1999. He received his B.A. degree from Vanderbilt University and his law degree from the University of Virginia School of Law. Mr. Johnson is Vice President and founding board member of the Chattahoochee Fuller Center Project, Inc. Mr. Johnson is the brother of Robert L. Johnson, our Chairman of the Board and Chief Executive Officer.  Mr. Johnson’s legal expertise provides the Board of Directors with insight on legal matters involving CharterBank, and his local contacts with customers and businesses assist CharterBank with business generation and product offerings.

Edward D. Smith. Mr. Smith is co-owner and Executive Vice-President of Hutchinson Traylor, an insurance and financial services firm.  He has his resident and surplus lines licenses in Life & Health and Property & Casualty insurance, and has also earned his Series 6, 63 & 65 Securities Licenses and obtained the Certified Insurance Counselor (CIC) designation.  Prior to joining Hutchinson Traylor, Mr. Smith served several years in the Financial Services Division of Accenture, LLP.  Mr. Smith attended Wake Forest University where he graduated Magna Cum Laude from the Wayne Calloway School of Business and Accountancy.  Mr. Smith actively participates in several community service organizations.  He is a member of the Executive Committee and chairs the Development Committee as part of his service on the Board of Trustees of LaGrange College.  He also serves as Past President of the College’s Leadership Council.  He is the Vice-Chair of the Downtown LaGrange Development Authority and Past President of the Board of Directors for both the LaGrange Rotary Club and the local Boys & Girls Club of West Georgia.  Mr. Smith’s extensive and diverse experience in insurance, retirement planning and financial services, including employee benefits, as well as his active role in the community served by CharterBank, will provide the Board with valuable insight in these areas.

Executive Officers Who are Not Directors

Curtis R. Kollar.  Mr. Kollar is a Certified Public Accountant (CPA) and Certified Management Accountant (CMA). He has been the Vice President & Treasurer of CharterBank since 1991 and was named Chief Financial Officer of Charter Financial in October of 2001 and of CharterBank in January of 2001. He has an undergraduate degree from Ohio Wesleyan University and an M.S. in Accounting from Syracuse University. He is a graduate of the Graduate School of Community Bank Management. Mr. Kollar has 25 years experience in the banking field. Mr. Kollar serves as treasurer of West Point First United Methodist Church and he is a past President and member of the Board of Directors of the Chattahoochee Valley Hospital Society and a past President of the West Point Rotary Club.

Lee Washam.  Mr. Washam has been President of CharterBank since January of 2007. Before that, he served as Executive Vice President for six years. Mr. Washam is a former Executive Vice President of Flag Bank, LaGrange, Georgia and has over 28 years of banking experience. He received his B.S. in Business Administration from LaGrange College in 1983 and is a 1995 graduate of The Graduate School of Banking at Louisiana State University. Mr. Washam’s current affiliations include: LaGrange Lions Club, Leadership Troup, Georgia Community Bankers Association, the Board of Governors of Highland Country Club and Finance Committee for New Community Church.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Dixon Hughes Goodman LLP to be its independent registered public accounting firm for the 2012 fiscal year, subject to ratification by the shareholders.  A representative of Dixon Hughes Goodman LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

The Board of Directors is submitting the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm to the shareholders for ratification pursuant to the Company’s bylaws and as a matter of good corporate practice.  If the ratification of the appointment of Dixon Hughes Goodman LLP is not approved by a majority of the votes present and entitled to vote at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended September 30, 2011 and 2010 by Dixon Hughes Goodman LLP.

	2011	2010
Audit fees (1)	$425,400	$539,500
Audit-related fees (2)	$25,000	$15,950
Tax fees (3)	$39,775	$89,515
All other fees	$—	$—

(1)
For 2011, includes audit of consolidated financial statements, quarterly review services, audit requirements  relating to Rule 3-05 of Regulation S-X, audit of internal controls over financial reporting, review of Forms 10-K and 10-Q, and audit reporting requirements under loss-sharing agreements with the Federal Deposit Insurance Corporation.  For 2010, includes audit of consolidated financial statements, services relating to registration statements and regulatory applications (including Form S-1 and Office of Thrift Supervision Form MHC-2 and related amendments), and comfort letter requirements relating to the Company’s 2010 common stock offering, audit requirements relating to Rule 3-05 of Regulation S-X, quarterly review services, audit reporting requirements under loss-sharing agreements with the Federal Deposit Insurance Corporation, and review of Forms 10-K and 10-Q.

(2)
For 2011, includes acquisition accounting and other technical accounting consultations and excludes audit fees of $14,000 relating to First Charter MHC.  For 2010, includes acquisition accounting and other technical accounting consultations, and excludes audit fees of $13,400 relating to First Charter, MHC.

(3)	Includes income tax return preparation, quarterly tax estimate services, assistance with taxing authorityaudit examinations, and corporate tax planning.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.  The request may be made with respect to either specific services or a type of service for predictable or recurring services.  During the year ended September 30, 2011, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm was engaged to perform an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles.  The Company’s independent registered public accounting firm was also engaged to perform an audit of the effectiveness of internal controls over financial reporting and issue a report thereon.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and that the Company maintained effective internal controls over financial reporting and the Audit Committee has reviewed and discussed the consolidated financial statements and the reports on effectiveness of internal controls over financial reporting with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning the independent registered public accounting firm’s independence, and has discussed such independence with the independent registered public accounting firm.  In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Audit Committee meets regularly with the internal auditor to discuss the overall scope and plans for respective internal audits.   The Audit Committee also discusses the results of internal audit examinations, including any co-sourced or outsourced examination reports.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their reports, express opinions on the conformity of the Company’s financial statements to generally accepted accounting principles and the effectiveness of internal controls over financial reporting.  The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate, and control such exposures.  Management has the responsibility for the implementation of these activities.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements and management’s report on the effectiveness of internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011, for filing with the Securities and Exchange Commission.  The Audit Committee also has approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

Audit Committee of the Board of Directors of
Charter Financial Corporation

David Z. Cauble, III, Chair
Thomas M. Lane
David L. Strobel

Executive Compensation

Summary Compensation Table

The following table sets forth for the years ended September 30, 2011 and 2010 certain information as to the total remuneration paid by Charter Financial to Robert L. Johnson, President and Chief Executive Officer, and the two other most highly compensated executive officers of Charter Financial (the “Named Executive Officers”).

Name and principal position	Year	Salary ($)(1)	Bonus ($)	Stock awards ($)(2)	Option awards ($)(3)	Change in pension value and non-qualified deferred compen-sation earnings ($)(4)	All other compen- sation ($)(5)	Total ($)
Robert L. Johnson	2011	337,116	—	—	—	93,654	106,146	536,917
President, Chief Executive Officer and Director	2010	323,480	158,157	—	110,000	24,013	117,915	733,565

Curtis R. Kollar	2011	176,205	—	—	—	23,319	17,240	216,764
Senior Vice President and Chief Financial Officer	2010	150,697	43,498	76,500	55,000	5,435	42,212	373,342

Lee Washam	2011	200,119	—	—	—	43,796	31,859	275,774
President of Charter Bank	2010	194,308	60,078	76,500	66,000	11,535	64,919	473,340

(1)
For 2011, includes $17,227, $18,237, and $10,620 of elective deferrals to Charter Financial’s 401(k) plan by Messrs. Johnson, Kollar, and Washam, respectively. For Mr. Johnson, includes director fees of $39,100 and $39,400 for fiscal 2011 and 2010, respectively.

(2)
The amounts shown reflect the aggregate grant date fair value for outstanding restricted stock awards granted during the year indicated, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). The amounts represented were calculated based upon Charter Financial’s stock price of $10.20 on the date of grant.

(3)
The amounts shown reflect the aggregate grant date fair value of option awards granted during the year indicated, computed in accordance with ASC Topic 718.  For 2010, the option valuations were based upon the Black-Scholes valuation model using the following assumptions (1) expected term of option, 7 years; (2) annual volatility of common stock, 23.90%; (3) expected dividend yield of common stock, 1.99%; and (4) risk-free interest rate, 2.92% per annum, which resulted in a valuation of $2.20 per option.

(4)	Reflects change in value in Salary Continuation Agreements only.

Footnotes continue on following page.

(5)      All other compensation was comprised of the following elements for the fiscal year ended September 30, 2011:

	Johnson	Kollar	Washam

Employee Stock Ownership Plan	$2,197	$1,941	$2,197
Dividends and Interest on Restricted Stock(1)	83,477	12,061	18,091
Automobile	3,206	—	5,915
Country Club Dues	68	—	3,118
Executive Health Benefits	6,390	—	—
Life Insurance (Split Dollar and Group Term)	10,400	2,830	2,130
Long-term Disability Premiums	408	408	408
Total	106,146	17,240	31,859

(1)Reflects dividends and interest paid on shares of restricted common stock that vested during fiscal 2011, which we reported as taxable compensation on the Named Executive’s Officer’s Form W-2.

Incentive Compensation Plan.  Charter Financial maintains an incentive compensation plan that provides for an incentive bonus based on performance as measured by goal attainment.  Pay-outs under the incentive compensation plan are determined based on achievement of pre-established fiscal year budget targets for categories of strategic criteria in comparison to actual results.  The goals include measures for net income, asset quality and franchise growth.  In addition, the plan includes activators based on return on assets and regulatory relations.  For the fiscal year ended September 30, 2011, the performance target was set at a net income of 0.40% return on average assets (ROAA), with the attainment of a net income of 0.30% ROAA set as a threshold level below which no incentive bonus would be paid and net income of 0.80% ROAA set as the “stretch” goal that would have resulted in payment of bonuses in excess of target.  In fiscal year 2011, Charter Financial recognized a net income of 0.22% ROAA and therefore no bonus was paid.   Notwithstanding the foregoing, Charter Financial has the discretion under the incentive compensation plan to reduce the bonus payable when the targets are met or exceeded and to pay a bonus when the targets are not met.

Stock-Based Benefit Plans.  Charter Financial has implemented two stock-based incentive plans that are discussed below.  The purpose of the plans is to better align the interests of our management and Board of Directors with those of our shareholders, provide performance incentives to our senior officers and directors, and to encourage the retention of key employees and directors by facilitating the purchase of our stock through the exercise of options as well as the ownership of our stock through restricted stock awards.

2001 Stock Option Plan.  A total of 707,943 shares have been reserved for issuance under the 2001 Stock Option Plan.  Stock option awards may be made to eligible employees and directors of CharterBank or Charter Financial.  Pursuant to the plan, option grants may be made that are intended to qualify as incentive stock options as well as options that do not so qualify.  Incentive stock options may only be granted to employees.  The plan is administered by a committee consisting of the members of the Personnel & Compensation Committee of Charter Financial.  Unless the Personnel & Compensation Committee provides otherwise, stock options will vest no more rapidly than 20% per year, commencing on the first anniversary of initial shareholder approval of the plan, provided that all awards will become fully vested in the event of the award recipient’s death, disability, retirement or a change of control.  A stock option may generally be exercised for a period of ten years, except in certain circumstances.  The exercise price of stock options will be at least equal to 100% of the fair market value of the underlying common stock on the date of grant.

2001 Recognition and Retention Plan.  The maximum number of shares of Charter Federal common stock available for awards under the 2001 Recognition and Retention Plan is 283,177 shares.  Stock awards may be made to eligible employees and directors of CharterBank or Charter Financial.  The plan is administered by a committee consisting of the members of the Personnel & Compensation Committee of Charter Financial.  Unless the Personnel & Compensation Committee provides otherwise, shares of common stock subject to an award will become vested at the rate of 20% per year, commencing 20 calendar days after the end of the calendar quarter that includes the first anniversary of the plan’s effective date, and will become fully vested on the 20th calendar day after the end of the calendar quarter that includes the fifth anniversary of the plan’s effective date, provided that all awards will become fully vested in the event of the award recipient’s death, disability, termination of service upon retirement, or upon a change in control.  Unless the Committee determines otherwise, any cash dividends or distributions declared and paid with respect to shares subject to an award that are allocated to an eligible director or employee in connection with such award will be subject to the same vesting and other restrictions as the shares to which the award relates, and will be invested for the benefit of the eligible director or employee in money market accounts or certificates of deposit.  Any dividends or distributions declared and paid in property other than cash with respect to shares of common stock will be subject to the same vesting and other restrictions as the shares to which the award relates.  All voting rights pertaining to unvested shares related to an award or to shares that are contained in the fund established under the plan and not allocated in connection with an award will be exercised by the funding agent in such manner as to reflect the voting directions given for all other outstanding shares, except for shares voted by First Charter, MHC.  An award is not transferable by the eligible director or employee other than by will or the laws of descent and distribution, and the shares granted pursuant to such award and held in the trust will be distributable, during the lifetime of the recipient, only to the recipient.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of September 30, 2011 for the Named Executive Officers.  All equity awards reflected in this table were granted pursuant to Charter Financial Corporation’s 2001 Recognition and Retention Plan or 2001 Stock Option Plan, described above.

	Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

Robert L. Johnson	—	50,000	(2)	—	$10.20	6/22/20	10,383	(3)	$97,393	—	—
	—	74,000	(4)	—	$11.00	1/27/19

Curtis R. Kollar	—	25,000	(5)	—	$10.20	6/22/20	6,000	(6)	$56,280	—	—
	—	31,875	(4)	—	$11.00	1/27/19

Lee Washam	—	30,000	(7)	—	$10.20	6/22/20	7,500	(8)	$70,350	—	—
	—	30,000	(4)	—	$11.00	1/27/19	2,500	(9)	$23,450	—	—

(1)	Based on the $9.38 per share trading price of our common stock on September 30, 2011.
(2)	1,000 options vest in 2013, and the remaining options vest in 5 equal annual installments commencing on June 22, 2015.
(3)	5,192 and 5,191 restricted stock awards will vest on July 27, 2012 and July 27, 2013, respectively.
(4)	All options vest in five equal annual installments commencing on January 27, 2014.
(5)	9,800 options vest on each of June 22, 2015 and June 22, 2016, and 5,400 options vest on June 22, 2017.
(6)	1,500 stock awards vest on June 22, 2012, 2013, 2014 and 2015.
(7)	600 options vest on June 22, 2013, and the remaining options vest in three equal annual installments beginning on June 22, 2015.
(8)	Restricted stock awards vest in three equal installments commencing on June 22, 2013.
(9)	2,500 restricted stock awards vest on January 30, 2012.

Salary Continuation Plan.  CharterBank entered into Salary Continuation Plan Agreements with Messrs. Robert L. Johnson, Curtis R. Kollar, and Lee Washam, effective as of January 1, 2009.  On the date of the executive’s separation from service on or after attainment of normal retirement age (the later of age 65 or ten years of service) for reasons other than death, disability, termination for cause or other circumstances specified in the plan, or upon a separation from service within two years after a change in control, the executive will receive an annual benefit equal to a percentage (50% for Mr. Johnson, 10% for Mr. Kollar and 30% for Mr. Washam) of the executive’s average base salary for the highest three consecutive calendar years ending on the earlier of the executive’ normal retirement age or the date of the executive’s separation from service within two years after a change in control, payable in equal monthly installments for 15 years beginning on the first day of the month after the executive’s normal retirement date.

Upon the executive’s early retirement date (defined as the executive’s separation from service upon or following the completion of ten years of service and attainment of age 62, but before normal retirement age, for reasons other than death, disability, termination for cause or other circumstances specified in the plan, or upon a separation from service within two years after a change in control), the executive will be entitled to an amount equal to the accrual balance (as defined in the plan) earned as of the last day of the month immediately preceding the executive’s early retirement date, payable in 180 equal monthly installments beginning on the first day of the month after the executive’s early retirement date.  Upon the executive’s early termination date (defined  as separation from service upon or following completion of ten years of service but before reaching his early retirement date or normal retirement date, for reasons other than death, disability, termination for cause or other circumstances specified in the plan, or separation from service within two years after a change in control), the executive will receive an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding or coinciding with the executive’s early termination date, payable in 180 equal monthly installments beginning on the first day of the month after the executive’s normal retirement age.

In the event the executive becomes disabled before reaching normal retirement age, the executive will receive an annual amount equal to the normal retirement benefit computed as if the executive had continued in the employ of CharterBank at the rate of the annual base salary in effect at the date of his disability determination until attainment of normal retirement age.  The disability benefit will be payable in equal monthly installments for 15 years beginning on the first day of the month after the executive’s disability determination.

In the event of separation from service within two years after a change in control, the executive will receive an amount equal to the normal retirement benefit or the executive’s accrual balance as of the last day of the plan year preceding the change in control’s effective date, whichever is greater, payable in 180 equal monthly installments beginning on the first day of the month after the month after the executive’s separation from service.

The distribution of Mr. Johnson’s benefit under his Salary Continuation Plan Agreement is subject to the following reduction:  in the event Mr. Johnson’s benefit under the Benefit Restoration Plan (described below) is paid in 120 equal monthly installments, then each of the last 120 monthly installments payable under Mr. Johnson’s Salary Continuation Plan Agreement will be reduced by each corresponding monthly installment payment paid under the Benefit Restoration Plan during such 120-month period.  If Mr. Johnson’s benefit under the Benefit Restoration Plan is paid in a lump sum, then each monthly installment under Mr. Johnson’s Salary Continuation Plan Agreement will be reduced by the amount of the monthly payment that would have been made under the Benefit Restoration Plan if 180 equal monthly installments with a present value equal to such lump sum had been paid under the Benefit Restoration Plan.

Benefit Restoration Plan.  CharterBank established the Benefit Restoration Plan in order to provide restorative payments to selected executives who are prevented from receiving the full benefits contemplated by the ESOP’s benefit formula and the full matching contribution under our 401(k) plan.  Robert L. Johnson is the only participant in the plan.  The restorative payments under the Benefit Restoration Plan consist of payments in lieu of shares that cannot be allocated to the participant under the employee stock ownership plan and payments for employer matching contributions that cannot be allocated under the 401(k) plan due to the legal limitations imposed on tax-qualified plans.   Also, in the case of a participant who retires before the repayment in full of the employee stock ownership plan’s loan, the restorative payments include a payment in lieu of the shares that would have been allocated if employment had continued through the full term of the loan.

Due to the complicated nature of the computation of benefits under the Benefit Restoration Plan, the Personnel & Compensation Committee decided to freeze the plan, effective January 2009.  At that time, the Personnel & Compensation Committee implemented the Salary Continuation Plan for the benefit of Messrs. Johnson, Washam and Kollar.

Split Dollar Life Insurance Plans.  In 2006, CharterBank entered into an endorsement split-dollar life insurance plan covering the Named Executive Officers that provided death benefits to each such executive’s beneficiaries.  CharterBank purchased a life insurance policy on the life of each executive in an amount sufficient to provide for the benefits under the plan. The executive has the right to designate the beneficiary who will receive his share of the proceeds payable upon his death.  The policies are owned by CharterBank, which pays each premium due on the policies.  Upon the death of a covered executive, the proceeds of the policy are divided between the executive’s beneficiary, who is entitled to $100,000 on the executive’s death, and CharterBank, which is entitled to the remainder of the death benefit.  Upon the occurrence of certain events specified in each plan, such as the executive’s termination of  employment with CharterBank for any reason, total cessation of CharterBank’s business, bankruptcy, receivership or dissolution of CharterBank, receipt by CharterBank of written notification from the executive requesting to terminate the participation agreement, surrender, lapse, or other termination of the policy on the life of the executive by CharterBank, the executive’s participation in the plan will terminate and all death proceeds will be paid solely to CharterBank.  CharterBank has the right to terminate each policy at any time and for any reason.

In 2010, CharterBank entered into endorsement split dollar agreements with Messrs. Johnson, Washam and Kollar that increased the death benefit payable to their beneficiaries by $2,000,000, $1,000,000 and $500,000, respectively, or, if less, the net amount at risk under the policy, assuming their death occurs while employed.  For these purposes, the net amount at risk is the difference between the death benefit payable under the policy and the cash value of the policy.  If the executive dies after retirement but before his 80th birthday, the executive’s beneficiary will receive 25% of the net amount at risk under the policy, assuming the agreement is still in effect.  In the event the executive dies after retirement and after his 80th birthday but before his 85th birthday, in the case of Messrs. Johnson and Washam, the executive’s beneficiary will receive the lesser of $250,000 and the net amount at risk.  In the event either Mr. Johnson or Washam retires and dies after age 85, his beneficiary will be entitled to a death benefit equal to the lesser of $100,000 or the net amount at risk.  In the case of Mr. Kollar, if his death occurs after retirement and after he attains age 80, his beneficiary will be entitled to a death benefit equal to the lesser of $100,000 or the net amount at risk, assuming the agreement remains in effect.

Director Compensation

The following table provides the compensation received by individuals who served as directors of the Company during the 2011 fiscal year and who are not also executive officers of the Company.

Name	Fees earned or paid in cash(1)	Stock awards(2)	Option awards(3)	All other compensation(4)	Total
David Z. Cauble, III	$42,200	$—	$—	$1,600	$49,606
Jane W. Darden	41,000	—	—	1,600	48,406
William B. Hudson(5)	4,600	—	—	4,720	17,320
Curti M. Johnson	36,600	—	—	131,835	178,335
Thomas M. Lane	40,600	—	—	1,600	48,006
Edward D. Smith(6)	35,000	—	—		35,000
David L. Strobel	40,000	—	—	1,600	47,406

(1)	See table below for breakdown of fees earned in the fiscal year ended September 30, 2011.
(2)	At September 30, 2011, each director shown had 200 unvested shares or restricted stock, except for director Curti Johnson and Edward Smith who had no unvested shares of restricted stock.
(3)
At September 30, 2011, directors Darden, Cauble and Hudson each had 1,600 stock options outstanding, and directors Lane, Johnson and Strobel had 13,600, 10,000 and 13,000 stock options outstanding, respectively.

(4)
Represents income recognized when dividends on stock awards are distributed when the underlying award vests and, for all directors other than Mr. Curti Johnson and Mr. Hudson, payments for life insurance reported as taxable compensation on the individual’s Form 1099.  For Mr. Curti Johnson, also includes $131,635 in salary from CharterBank as Senior Vice President and General Counsel.

(5)	Director Hudson retired on February 23, 2011, the date of the Company’s 2011 annual meeting of shareholders.
(6)	Director Smith was elected as a director on February 23, 2011, the date of the Company’s 2011 annual meeting of shareholders.

	Fees Earned or Paid in Cash
Name	Charter Bank Board Fee ($)	First Charter, MHC Board Fee ($)	Charter Financial Board Fee ($)	Charter Bank Committee Fees ($)	Charter Financial Committee Fees ($)
David Z. Cauble, III	14,000	10,000	12,400	3,400	2,400
Jane W. Darden	15,000	10,000	12,600	3,000	400
William B. Hudson(1)	2,000	1,000	800	800	—
Curti M. Johnson(2)	13,500	9,500	12,600	800	200
Thomas M. Lane	14,000	10,000	12,600	1,800	2,200
Edward D. Smith(3)	12,000	9,000	11,600	2,200	200
David L. Strobel	14,000	10,000	12,000	3,200	800

(1)	Director Hudson retired on February 23, 2011, the date of the Company’s 2011 annual meeting of shareholders.
(2)	Mr. Johnson has not received fees for attending committee meetings after becoming a full-time employee on January 3, 2011.
(3)	Director Smith was elected as a director on February 23, 2011, the date of the Company’s 2011 annual meeting of shareholders.

Director Fees.  Each individual who serves as a director of Charter Financial Corporation currently also serves as a director of First Charter, MHC and CharterBank and earns director fees in each capacity.

Each director of First Charter, MHC, other than the board chairman, is paid an annual retainer of $8,000.  Robert L. Johnson, as the Chairman of the Board of First Charter, MHC, is paid an annual retainer of $9,000. The Board of Directors of First Charter, MHC meets quarterly.  Board members receive $500 for each meeting attended.

Charter Financial Corporation pays board members an annual retainer of $10,000 per year and committee chairmen also receive an additional retainer of $1,000 per year.   Board members also receive $200 per board meeting attended and $200 per committee meeting attended.   Charter Financial Corporation has three standing committees:  the Audit Committee, the Nominating & Corporate Governance Committee and the Personnel & Compensation Committee.

The directors of CharterBank, other than the Chairman of the Board, receive an annual retainer of $8,000, and the Chairman of the Board of CharterBank receives an annual retainer of $9,000.  The directors also receive $500 for each board meeting attended and $200 for each committee meeting attended.    Committee chairs also receive an additional $1,000 annual retainer.

Split Dollar Life Insurance Plans.  CharterBank entered into an endorsement split-dollar life insurance plan with each Director, other than Curti M. Johnson and Edward D. Smith, to provide death benefits to each participant’s beneficiaries.  CharterBank purchased life insurance policies on the life of each participant in an amount sufficient to provide for the benefits under the plan. The participant has the right to designate the beneficiary who will receive the participant’s share of the proceeds payable upon the participant’s death.  The policies are owned by CharterBank which pays each premium due on the policies.  Upon the death of a participant, the proceeds of the policies are divided between the participant’s beneficiary, who is entitled to $100,000 as of the participant’s date of death, and CharterBank, which is entitled to the remainder of the death proceeds.  Upon the occurrence of certain events specified in each plan, such as the participant’s termination of  service with CharterBank for any reason, total cessation of CharterBank’s business, bankruptcy, receivership or dissolution of CharterBank, receipt by CharterBank of written notification of a request to terminate the participation agreement from the participant, surrender, lapse, or other termination of the policy on the life of the participant by CharterBank, the Director’s participation in the plan will terminate and all death proceeds will be paid solely to CharterBank.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Charter Financial common stock during the fiscal year ended September 30, 2011.

Transactions With Certain Related Persons

The law firm of Johnson, Caldwell & McCoy, of which director Curt Johnson was a partner prior to leaving the firm to work full time for CharterBank, has provided legal services to CharterBank on a regular basis. Legal fees for services rendered to CharterBank by Johnson, Caldwell & McCoy in fiscal 2010, and in fiscal 2011 during director Johnson’s tenure at Johnson, Caldwell & McCoy, equaled approximately $243,925 and $134,548, respectively.

At September 30, 2011, loans and open lines of credit to executive officers, directors and their associates totaled approximately $902,000.  Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Loans to executive officers must be approved by the full Board of Directors regardless of amounts.

CharterBank makes loans to its directors, executive officers and employees through an employee loan program. The program applies only to first or second mortgage loans on a primary or secondary residence, and provides for an origination fee of $500 compared to our usual origination fee of 1% of the amount of the loan.  Except for the reduced origination fee, these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

The following table sets forth loans made by CharterBank to its directors and executive officers where the largest amount of all indebtedness outstanding during the year ended September 30, 2010, and all amounts of interest payable during such year exceeded $120,000, and where the borrowers received reduced origination fees, as described above.  There were no such loans outstanding during the year ended September 30, 2011.

Name	Position	Nature Of Transaction (1)	Largest Aggregate Balance from 10/01/09 to 9/30/10	Interest Rate	Principal Balance 9/30/10	Principal Paid 10/01/09 to 9/30/10	Interest Paid 10/01/09 to 9/30/10

Robert L. Johnson	Officer/CEO	S/F Mortgage	$718,579.86	4.625%	$—	$718,579.86	$24,914.21
Curtis R. Kollar	Officer/CFO	S/F Mortgage	615,732.18	5.950	—	615,732.18	33,238.37

(1)	S/F – Single family.

Policies and Procedures for Approval of Related Persons Transactions. Pursuant to Charter Financial Corporation’s Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $50,000 with our directors, executive officers and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved.  Additionally, pursuant to our Code of Ethics and Business Conduct, all of our executive officers and directors must disclose any existing or emerging conflicts of interest to our Chairman of the Board and Chief Executive Officer.  Such potential conflicts of interest include, but are not limited to, the following: (i) our conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with us.

Nominating & Corporate Governance Committee Procedures

General

It is the policy of the Nominating & Corporate Governance Committee (“Nominating Committee”) of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating Committee’s resources, the Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders

To submit a recommendation of a director candidate to the Nominating Committee, a shareholder should submit the following information in writing to the main office of the Company, addressed to the Chairman of the Nominating & Corporate Governance Committee, care of the Corporate Secretary, 1233 O.G. Skinner Drive, P.O. Box 472, West Point, Georgia  31833:

(1)	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating & Corporate Governance Committee;

(2)
The name and address of the shareholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by the shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

(3)
The name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided);

(4)	A statement of the candidate’s business and educational experience;

(5)	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

(6)	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

(7)	Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

(8)	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

To be considered for nomination by the Board of Directors, the submission of a candidate for Director by a shareholder must be received by the Corporate Secretary at least 150 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of shareholders

Process for Identifying and Evaluating Nominees

The process that the Nominating Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by CharterBank.  The Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above.  The Nominating Committee has not previously used an independent search firm to identify nominees.

Evaluation.  In evaluating potential nominees, the Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below.  If such individual fulfills these criteria, the Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Qualifications

The Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet certain basic eligibility requirements set forth in the Nominating Committee’s Criteria for Director Nominees, which include the following:

•
A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

•
No person may serve on the Board of Directors and at the same time be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association (in each case whether chartered by a state, the federal government or any other jurisdiction) that engages in business activities in the same market area as the Company or any of its subsidiaries.

Selection Considerations

If the candidate is deemed eligible for election to the Board of Directors, the Nominating Committee will consider the following additional criteria in selecting nominees, as described in more detail in the Nominating Committee’s Criteria for Director Nominees:

•	contribution to board;

•	experience;

•	familiarity with and participation in local community;

•	integrity;

•	shareholder interests and dedication; and

•	independence.

The Nominating Committee will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of the Company’s shareholders, employees, customers and communities.  We do not maintain a specific diversity policy, but the diversity of the Board of Directors is considered in our review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.

The Nominating Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.  The Nominating Committee will maintain at least one director on the Board of Directors who meets the definition of “audit committee financial expert” under Securities and Exchange Commission regulations.

The Nominating Committee may weight the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Submission of Business Proposals and Shareholder Nominations

Shareholder Proposals for Inclusion in Proxy Statement.  In order to be eligible for inclusion in our proxy materials for our Annual Meeting of Shareholders in 2013, any shareholder proposal to take action at such meeting must be received at our executive office, 1233 O.G. Skinner Drive, West Point, Georgia 31833, no later than September 21, 2012.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Advanced Notice of Nominations and Other Business to be Conducted at an Annual Meeting of Shareholders. Under our bylaws, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of shareholders.  These procedures provide, generally, that shareholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice received not later than 5 days in advance of such meeting by the Corporate Secretary of Charter Financial.

Shareholder Communications

The Company encourages shareholder communications to the Board of Directors and/or individual directors.  All communications from shareholders should be addressed to Charter Financial Corporation, 1233 O.G. Skinner Drive, West Point, Georgia 31833.  Communications to the Board of Directors should be in the care of William C. Gladden, Corporate Secretary.  Communications to individual directors should be sent to such director at the Company’s address.  Shareholders who wish to communicate with a committee of the Board of Directors should send their communications to the care of the Chairperson of the particular committee, with a copy to the Chairperson of the Nominating & Corporate Governance Committee.  It is in the discretion of the Nominating & Corporate Governance Committee whether any communication sent to the full Board of Directors should be brought before the full Board.

Miscellaneous

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Shareholders has been included with this proxy statement.  Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

A copy of the Company’s Annual Report on Form 10-K, without exhibits, for the year ended September 30, 2011, as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were stockholders as of the close of business on December 30, 2011 upon written request to William C. Gladden, Corporate Secretary, Charter Financial Corporation, 1233 O.G. Skinner Drive, West Point, Georgia, 31833.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS William C. Gladden Corporate Secretary
West Point, Georgia
January 18, 2012

SHAREHOLDER INFORMATION

Charter Financial stock trades on The Nasdaq Stock Market under the symbol CHFN.  First Charter, MHC, a mutual holding company, owns 11,457,924 shares, or 62.2% of our outstanding common stock.  When Charter Financial pays dividends to its stock holders, it is required to pay dividends to First Charter, MHC, unless First Charter, MHC elects to waive dividends.  Any decision to waive dividends will be subject to regulatory approval.

Investor Relations Investor Relations Charter Financial Corporation PO Box 472 West Point, GA 31833	Independent Accountants Dixon Hughes Goodman LLP 225 Peachtree St, NE Suite 600 Atlanta, GA 30303	Stock Transfer Agent American Stock Transfer 59 Maiden Lane Plaza Level New York, NY 10038
www.charterbank.net (706)645-3202	www.dhgllp.com (404)575-8900	www.amstock.com (800)937-5449

For more information about CharterBank, our products, services and locations, please visit our web site at:
www.CharterBank.net

Dear ESOP Participant:

On behalf of the Board of Directors of Charter Financial Corporation (the “Company”), I am forwarding you the attached blue vote authorization form to convey your voting instructions to the Trustee of the Employee Stock Ownership Plan (the “ESOP”) on the proposals to be presented at the Company’s Annual Meeting of Shareholders to be held on February 22, 2012.  Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Shareholders and a copy of the Company’s Annual Report to Shareholders.

As a participant in the our ESOP, you are entitled to instruct the ESOP Trustee how to vote the shares of Company common stock allocated to your account.  Please fill out and sign the enclosed Vote Authorization Form in a timely manner in order to ensure your vote is counted.

The ESOP Trustee will vote the unallocated shares and the allocated but unvoted shares of Company common stock held in the ESOP Trust in a manner calculated to most accurately reflect the voting instructions received from ESOP participants (i.e., generally in proportion to the votes it received on allocated voted shares of Company common stock), subject to its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.  If you do not direct the ESOP Trustee how to vote your shares of Company common stock, the ESOP Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to the ESOP Trustees fiduciary duties.

To direct the ESOP Trustee how to vote your shares of Company common stock, please complete and sign the attached blue vote authorization form and return it in the enclosed postage-paid envelope so that it is received no later than February 15, 2012.  Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or CharterBank.

Sincerely,

Robert L. Johnson President and Chief Executive Officer

ANNUAL MEETING OF SHAREHOLDERS OF

CHARTER FINANCIAL CORPORATION

February 22, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Annual Report to Shareholders and Proxy Card are available at www.chfnir.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230000000000001000 9 022212

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jane W. Darden 2015 class
- ○ Thomas M. Lane 2015 class

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. The ratification of the appointment of Dixon Hughes Goodman LLP as independent registered public accounting firm of Charter Financial Corporation for the fiscal year ending September 30, 2012. FOR ☐ AGAINST ☐ ABSTAIN ☐

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" each proposal. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

I Will Attend Annual Meeting. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder may sign, but only one signature is required. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

REVOCABLE PROXY

CHARTER FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

February 22, 2012

10:00 a.m., Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Charter Financial Corporation (the "Company"), consisting of Robert L. Johnson and David Z. Cauble or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on February 22, 2012 at 10:00 a.m., Eastern time, at the CharterBank Corporate Center, 1233 O.G. Skinner Drive, West Point, Georgia, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

(Continued and to be signed on the reverse side)

14475